Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of XRS Corporation (the Company) for the period ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the Report), the undersigned Chief Executive Officer of the Company hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 that based on his knowledge: 1) the Report fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934, and 2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

By:	/s/ John J. Coughlan
John J. Coughlan
Chairman and Chief Executive Officer

Dated: February 7, 2014

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to XRS Corporation and will be retained by XRS Corporation and furnished to the Securities and Exchange Commission or its staff upon request.